As filed with the Securities and Exchange Commission on October 26, 2017

Registration No. 333-175976

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

232 Strawbridge Drive, Moorestown, NJ 08057

(Address, including zip code, of principal executive offices)

Employment Inducement Award Consisting of Stock Options to Christopher F. Daniel

(Full title of the plan)

Ronald J. Masciantonio

Executive Vice President &

Chief Administrative Officer

232 Strawbridge Drive

Moorestown, NJ 08057

(Name and address of agent for service)

(856) 291-9700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post–Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration Number 333-175976) filed by Destination Maternity Corporation (the “Company”) on August 2, 2011 (the “Registration Statement”) in order to register 40,000 shares of the Company’s common stock, $0.01 par value (“Common Stock”) for issuance upon exercise of stock options granted effective June 1, 2011 as an employment inducement award pursuant to the employment by the Company of a new executive officer. These stock options were exercised in part during the tenure of Mr. Daniel as an employee of the Company, and the balance of the stock options that remained unexercised terminated in accordance with their terms after Mr. Daniel left the Company in December 2015. Accordingly, no further offering of Common Stock is being made under the Registration Statement. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister the Common Stock previously registered for issuance thereunder. The Company hereby terminates the effectiveness of the Registration Statement and withdraws from registration all Common Stock remaining available for issuance thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Destination Maternity Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moorestown, New Jersey, on October 26, 2017.

DESTINATION MATERNITY CORPORATION

By:	/s/ Ronald J. Masciantonio
Ronald J. Masciantonio
Executive Vice President &
Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Interim Chief Executive Officer, Director (Principal Executive Officer)
/s/ B. Allen Weinstein		October 26, 2017
B. Allen Weinstein
Executive Vice President & Chief Financial Officer (Principal Financial Officer)
/s/ David Stern		October 26, 2017
David Stern
Senior Vice President & Chief Accounting Officer (Principal Accounting Officer)
/s/ David L. Courtright		October 26, 2017
David L. Courtright

ADDITIONAL DIRECTORS:

Barry Erdos*	Melissa Payner-Gregor*
Director	Director

Date: October 26, 2017	*By:	/s/ Ronald J. Masciantonio
Ronald J. Masciantonio Attorney-In-Fact

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